                                                                   EXHIBIT 99(A)

                                                                  EXECUTION COPY


                              STOCKHOLDER AGREEMENT

                  This STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of February 23, 2001 between Aon Corporation, a Delaware corporation ("PARENT"), Merger Subsidiary, Inc. ("MERGER SUB"), a Delaware corporation, and the undersigned shareholders (each, a "STOCKHOLDER") of ASI Solutions Incorporated a Delaware corporation ("COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

                  WHEREAS, pursuant to a Merger Agreement dated as of February 23, 2001, by and among Parent, Merger Sub and Company (such agreement as it may be amended from time to time is hereinafter referred to as the "MERGER AGREEMENT"), the parties have agreed, subject to the terms and conditions therein, that at the Effective Time (as defined therein) Merger Sub will merge with and into the Company (the "MERGER") and each outstanding share of common stock of Company (the "COMPANY SHARES") will be converted into a fraction of a share of common stock of Parent (the "PARENT SHARES") as set forth in the Merger Agreement;

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Merger, Company has agreed to use its reasonable efforts to cause each shareholder of Company who is an affiliate of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein; and

                  WHEREAS, each Stockholder is the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of the number of shares of common stock of the Company set forth on Annex A hereto (such shares hereinafter collectively referred to as the "SHARES").

                  NOW, THEREFORE, the parties agree as follows:

                  1. TRANSFER AND ENCUMBRANCE. Each Stockholder represents, warrants and covenants to and with Parent and Merger Sub that such Stockholder is the beneficial owner of the Shares, the Shares constitute the only shares of capital stock and voting securities of the Company beneficially owned by such Stockholder, to such Stockholder's knowledge, the Shares are, and will be at all times up until the Expiration Date (as defined in Exhibit I hereto), free and clear of any liens, claims, options, charges or other encumbrances and such Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

                  2. NEW SHARES. Each Stockholder agrees that any shares of capital stock or voting securities of Company that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Effective Date ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Parent of the number of any New Shares acquired by such Stockholder, if any, after the date hereof.

                  3. AGREEMENT TO VOTE SHARES. From the date hereof until the Expiration Date (the "TERM"), at any meeting of the stockholders of the Company, each Stockholder shall vote his Shares (i) in favor of the Merger and the Merger Agreement, as amended from time to time; (ii) against any Competing Transaction and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which is reasonably likely to result in any of the conditions of the Company's obligations under the Merger Agreement not being fulfilled, (iii) against any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Certificate of Incorporation or By-Laws, any other material change in the Company's corporate structure or business, or any other action, and (iv) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including any written consent or any document giving Parent, Merger Sub or their nominees the ability to vote such Shares directly.

                  4. IRREVOCABLE PROXY. Each Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "PROXY"), such Proxy to cover the Shares and all New Shares in respect of which such Stockholder is entitled to vote at each meeting of the stockholders of Company (including, without limitation, each written consent in lieu of a meeting) on the matters described in Section 3 hereof. In the event that a Stockholder is unable to provide any such Proxy in a timely manner, each Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment of such Stockholder. Upon the execution of this Agreement by such Stockholder, such Stockholder hereby revokes any and all prior proxies or powers of attorney given by such Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares or the New Shares until after the Expiration Date. The Proxy shall terminate on the Expiration Date (as defined in Exhibit I hereto).

                  5. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Each Stockholder hereby represents, warrants and covenants to Parent and Merger Sub as follows, except that the Bernard F. Reynolds IRA and the Eli Salig IRA do not make the representations in paragraph (a):

                  (a) POWER; BINDING AGREEMENT. Such Stockholder has full power and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  (b) OWNERSHIP OF SHARES. Stockholder (or accounts or trusts controlled or beneficially owned by Stockholder) is the owner of the Shares set forth on Annex A hereto and has the power to vote and dispose of such Shares. To the best of Stockholder's knowledge, such Shares are, or upon issuance will be, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof. Stockholder has, or upon issuance will have, good title to the Shares, free and clear of any voting, stockholder or similar agreement, liens, charges, security interests, adverse claims or encumbrances of any kind whatsoever with respect to the ownership of or the right to vote such Shares.

                  6. CERTAIN COVENANTS OF EACH STOCKHOLDER. Each Stockholder covenants and agrees as follows:

                  (a) NO SOLICITATION. Other than with respect to the Merger or as otherwise permitted by the Merger Agreement in the capacity as a director or officer of the Company, neither Stockholder nor any officer, director, affiliate, employee, representative or agent of Stockholder shall, directly or indirectly, solicit, facilitate, participate in, or initiate any inquiries or the making of any proposal by any person or entity (other than Parent, Merger Sub or any other affiliate of Parent) which constitutes, or may reasonably be expected to lead to, (a) any sale of the Shares or (b) any takeover proposal, acquisition, or other transaction with respect to the Company or the Shares, the consummation of which would reasonably be expected to impede, interfere with, prevent or delay the Merger or which would reasonably be expected to adversely affect the benefits to Parent or Merger Sub of the transactions contemplated by the Merger Agreement. If Stockholder, or any officer, director, partner, affiliate, employee, representative or agent of Stockholder, receives an inquiry or proposal with respect to the sale of Shares, then Stockholder shall promptly inform Parent of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making it.

                  (b) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Each Stockholder hereby agrees, while this Agreement is in effect, and except as contemplated hereby or otherwise consented to by Parent in writing, not to (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares or (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (c) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing his obligations under this Agreement.

                  (c) STOP TRANSFER ORDER. In furtherance of this Agreement, concurrently herewith, Stockholder shall and hereby does authorize the Company's counsel to notify the Company's transfer agent that, except as set forth herein, there is a stop transfer order with respect to all of the Shares, and that this Agreement places limits on the voting and transfer of such Shares.

                  7. INDEMNITY.

                  (a) INDEMNIFICATION OF THE COMPANY BY STOCKHOLDER. Subject to the limitations set forth in Section 7(c), each of the Stockholders will indemnify Parent, Merger Sub and their respective affiliates, officers, directors, employees, agents, representatives, successors and assigns (each, a "PARENT INDEMNITEE") and hold each Parent Indemnitee harmless from and against any loss, liability, deficiency, damage or expense (including reasonable legal expenses and costs and any cost or expense arising from or incurred in connection with any action, suit, proceeding, claim or judgement relating solely to any matter described in this Section 7), or in successfully enforcing the indemnity provided by this Section 7) (any such amount being a "LOSS"), which such Parent Indemnitee may suffer, sustain or become subject to, as a result of any breach by such Stockholder of any covenant, representation or warranty set forth in this Agreement.

                  (b) INDEMNIFICATION OF THE STOCKHOLDER BY PARENT. Parent will indemnify the Stockholders and their respective agents, representatives, successors and assigns (each, a "STOCKHOLDER INDEMNITEE") and hold each Stockholder Indemnitee harmless from and against any Loss, which such Stockholder Indemnitee may suffer, sustain or become subject to, as a result of any breach by Parent or Merger Sub of any covenant, representation or warranty set forth in this Agreement.

                  (c) LIMITATION. For purposes of this Agreement all representations and warranties herein shall terminate on the Expiration Date and shall not be affected by any examination made for or on behalf of any party, the knowledge of any of such party's officers, directors, stockholders, employees, or agents, or the acceptance of any certificate or opinion.

                  8. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement, including, without limitation, to vest in Merger Sub good title to any Shares purchased hereunder. As a clarification and not a limitation, the Stockholders shall cause the Bernard F. Reynolds IRA and the Eli Salig IRA to deliver a certificate containing the representations and warranties in paragraph 3(a) as soon as practicable, but in no event later than the Effective Date.

                  9. ADJUSTMENTS TO PREVENT DILUTION, ETC. In the event of a stock dividend or distribution, or any change in the Company's Common Stock by reason of any stock dividend, split-up, reclassification, recapitalization, combination or the exchange of shares, the term "SHARES" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                  10. TERMINATION; COMPETING TRANSACTION FEE. Except for the agreements contained in this Section 10 and in Section 11, which agreements shall survive, this Agreement shall terminate immediately on the Expiration Date. The Stockholders agree that in the event the Expiration Date occurs as a result of a termination of the Merger Agreement by the Company pursuant to Sections 5.2(b) and 7.1(g) thereof or by Parent or Merger Sub pursuant to
Section 7.1(d) thereof and any Competing Transaction is thereafter consummated, the Stockholders agree to pay to Parent the Competing Transaction Fee (as defined below) in cash or immediately available funds at the closing of such Competing Transaction. For the purposes hereof, the "COMPETING TRANSACTION FEE" shall mean (i) the aggregate Competing Consideration (as defined below) which the Stockholders would be entitled to receive in a Competing Transaction MINUS
(ii) the product of $17.85 multiplied by the greater of (x) the aggregate number of Shares and New Shares owned by the Stockholders at the time of such closing or (y) the number of Shares listed on ANNEX A hereto (including for these purposes, Shares issuable upon the exercise of all outstanding options and warrants held by the Stockholders). For the purposes hereof "COMPETING CONSIDERATION" shall mean the gross value of all cash, securities and other property payable directly or indirectly by an acquirer to holders of capital stock of the Company in connection with a Competing Transaction (including, without limitation, all amounts to be paid or distributed by the Company to the holders of capital stock of the Company and all amounts to be paid, distributed or issued to the holders of convertible securities, options, warrants, stock appreciation rights or similar rights or securities in the Company in connection with such Competing Transaction) or the gross value of all cash, securities and assets to be contributed by the Company or any other parties in the case of a Competing Transaction involving a joint venture or strategic partnership. "COMPETING CONSIDERATION" also shall be deemed to include the aggregate principal amount of any indebtedness for money borrowed and any unfunded pension liabilities and guarantees of the Company or its Subsidiaries to be assumed, directly or indirectly, whether contractually or by operation of law, in connection with a Competing Transaction. If the consideration to be paid is computed in any foreign currency, the value of such foreign currency for purposes hereof shall be converted into U.S. dollars at the prevailing exchange rate on the date of the closing of the Competing Transaction.

                  11. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) AMENDMENTS. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to Stockholder:                 [Such Stockholder]
                                                     c/o Koerner Silberberg & Weiner LLP
                                                     112 Madison Avenue, 3rd Floor
                                                     New York, NY 10016
                                                     Facsimile No.: (212) 689-3077
                                                     Attention: Carl Seldin Koerner


                  copy to:                           Koerner Silberberg & Weiner LLP
                                                     112 Madison Avenue, 3rd Floor
                                                     New York, NY 10016
                                                     Facsimile No.: (212) 689-3077
                                                     Attention: Carl Seldin Koerner

                  If to Parent or Merger Sub:        Aon Corporation
                                                     123 North Wacker Drive
                                                     Chicago, IL 60606
                                                     Facsimile No.: (312) 701-2166
                                                     Attention: Richard E. Barry

                  copy to:                           Kirkland & Ellis
                                                     153 East 53rd Street
                                                     New York, New York 10022
                                                     Facsimile No.: (212) 446-4900
                                                     Attention: Lance C. Balk


or to such other address as the person or entity to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                  (e) ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Merger Sub shall have the right to assign its rights, interests and obligations hereunder to Parent and any of its affiliates at its sole option and without the prior written consent of the other parties hereto; provided that no such assignment shall relieve Merger Sub of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  (f) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that a breach by such party of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which such party may be entitled, at law or in equity.

                  (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

                  (h) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (i) SEVERABILITY. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                                    * * * * *

         IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.

                            AON CORPORATION

                            By: /s/ Patrick G. Ryan
                                ---------------------------------------------
                                Name:  Patrick G. Ryan
                                Title: Chairman and Chief Executive Officer


                            MERGER SUBSIDIARY, INC.

                            By: /s/ Richard E. Barry
                                ---------------------------------------------
                                Name:  Richard E. Barry
                                Title: Vice President


                            STOCKHOLDERS:


                            /s/ Bernard F. Reynolds
                            ------------------------------------
                            Bernard F. Reynolds


                            /s/ Bernard F. Reynolds
                            ------------------------------------
                            Bernard F. Reynolds  - IRRA FBO
                            Bernard F. Reynolds


                            /s/ Bernard F. Reynolds
                            ------------------------------------
                            Bernard F. Reynolds Charitable Trust


                            /s/ Carl Seldin Koerner
                            ------------------------------------
                            Carl Seldin Koerner, Trustee of the Anne B. Reynolds Irrevocable Family Trust


                            /s/ Carl Seldin Koerner
                            ------------------------------------
                            Carl Seldin Koerner, Trustee of the Bernard F. Reynolds Irrevocable Family Trust

                            /s/ Seymour Adler
                            ------------------------------------
                            Seymour Adler


                            /s/ Seymour Adler
                            ------------------------------------
                            Seymour Adler Charitable Trust


                            /s/ Eli Salig
                            ------------------------------------
                            Eli Salig


                            /s/ Eli Salig
                            ------------------------------------
                            [ELI SALIG IRA]


                            /s/ Eli Salig
                            ------------------------------------
                            Eli Salig Charitable Trust
























                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                     ANNEX A



                                                                                   NUMBER OF SHARES
STOCKHOLDER NAME                                                                    OF-COMMON-STOCK
------------------------------------------------------------------- -------------------------------------------------
Bernard F. Reynolds                                                                             2,000,000

Bernard F. Reynolds -- IRRA FBO Bernard F. Reynolds                                                40,200

Bernard F. Reynolds Charitable Trust                                                               10,000

Carl Seldin Koerner, Trustee of the Anne B. Reynolds
Irrevocable Family Trust                                                                          154,876

Carl Seldin Koerner, Trustee of the Bernard F. Reynolds
Irrevocable Family Trust                                                                          154,877

Seymour Adler                                                                                     185,478

Seymour Adler Charitable Trust                                                                     10,000

Eli Salig                                                                                       1,133,208

Eli Salig IRA                                                                                      39,100

Eli Salig Charitable Trust                                                                         30,000
                                                                                                ---------

TOTAL:                                                                                          3,757,739
======                                                                                          =========


                                 Annex A, Page 1

                                    EXHIBIT I
                                IRREVOCABLE PROXY
                                TO VOTE SHARES OF
                           ASI SOLUTIONS INCORPORATED

                  The undersigned stockholder of ASI Solutions Incorporated, a Delaware corporation ("COMPANY"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law ("DGCL")) appoints the members of the Board of Directors of Aon Corporation, a Delaware corporation ("PARENT"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to attend and act for and on behalf of the undersigned at all meetings of stockholders of Company held prior to the Expiration Date (as defined below) on the matters described in Section 3 of that certain Stockholders Agreement, dated February 23, 2001, among Parent, Merger Sub (as defined below) and the individuals named therein, including the undersigned, and, without limiting the generality of the foregoing, to vote on such matters and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of and with respect to the matters described in this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

                  This Irrevocable Proxy is irrevocable (to the extent provided in the DGCL), is coupled with an interest and is granted in consideration of Parent entering into that certain Merger Agreement (such agreement as it may be amended from time to time, the "MERGER AGREEMENT") by and among Parent, Merger Subsidiary, Inc. ("MERGER SUB") and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company on the terms and conditions set forth therein (the "MERGER"). As used herein, the term "Expiration Date" shall mean the earliest to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the date of termination of the Merger Agreement by any party thereto in accordance with the terms thereof. The Proxy shall terminate on the Expiration Date.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Effective Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the DGCL) to the same extent and with the same power as if the undersigned were personally present at such meeting, at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such

                                Exhibit I, Page 1
meeting in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:   ____________, 2001

                                                     ___________________________
                                                     (Signature of Stockholder)


                                                     ___________________________
                                                     (Print Name of Stockholder)


                                                     Shares beneficially owned:

                                                     _________ shares of Company
                                                     Common Shares



                                Exhibit I, Page 2